Exhibit 10.1

PROMISSORY NOTE

$100,000	July 31, 2017

NOW THEREFORE FOR VALUE RECEIVED, the undersigned, Probility Media Corporation, a Nevada corporation (“Probility”), hereby promises to pay to the order of Ethan Atkin, as Trustee of the Ethan Atkin Revocable Trust dated February 22, 2007 (“Holder”), One Hundred Thousand Dollars ($100,000) (the “Principal”), in lawful money of the United States of America, which shall be legal tender, not bearing interest and payable as provided herein. This Promissory Note (this “Note”) is entered into to evidence amounts owed to Holder by Probility under that certain Share Exchange Agreement by and between Probility, Cranbury Associates, LLC, a Vermont limited liability company (“Cranbury”), and Holder, effective as of May 1, 2017 (the “Share Exchange”). Capitalized terms used herein but not otherwise defined have the meanings given to such terms in the Share Exchange.

1.                  This Note shall accrue interest at a rate of six percent (6%) per annum (“Interest”), beginning on August 31, 2017, compounded monthly in arrears. All past-due Principal and Interest (which failure to pay such amounts shall be defined herein as an “Event of Default”) shall bear interest at the rate of ten percent (10%) per annum until paid in full (the “Default Rate”).

2.                  Probility agrees to pay the Holder (a) the lesser of (i) $4,152.39; or (ii) the total amount then due under this Note, per month (each a “Monthly Payment”); payable on or before the last calendar day of each month (each the “Monthly Payment Date”) towards the outstanding Principal and accrued Interest on this Note (if any), with the first such Monthly Payment due on November 1, 2017, until the earlier of (i) the Maturity Date (when the entire then outstanding balance of this Note shall be due and payable), or (ii) the date that the Principal balance and all accrued Interest owed on this Note has been repaid in full. The “Maturity Date” of this Note shall be November 30, 2019.

3.                  This Note and accrued Interest hereon may be prepaid in whole or in part, at any time and from time to time, without premium or penalty.

4.                  All payments made by Probility under this Note will be applied: (i) first, to late charges, costs of collection or enforcement, and similar amounts due, if any, under the Note; (ii) second, to Interest that is due and payable under this Note; and (iii) third, the remainder to Principal due and payable under this Note.

5.                  If any payment of Principal or Interest on this Note shall become due on a Saturday, Sunday or any other day on which national banks are not open for business, such payment shall be made on the next succeeding business day.

6.                  This Note shall be binding upon Probility and inure to the benefit of Holder and Holder’s respective successors and assigns. Each holder of this Note, by accepting the same, agrees to and shall be bound by all of the provisions of this Note. Holder may assign this Note or any of its rights, interests or obligations to this Note with notice to, but without the prior written approval of Probility.

7.                  No provision of this Note shall alter or impair the obligation of Probility to pay the Principal and Interest on this Note at the times, places and rates, and in the coin or currency, herein prescribed.

8.                  Notwithstanding anything to the contrary in this Note or any other agreement entered into in connection herewith, whether now existing or hereafter arising and whether written or oral, it is agreed that the aggregate of all charges constituting interest, or adjudicated as constituting Interest, and contracted for, chargeable or receivable under this Note or otherwise in connection with this loan transaction, shall under no circumstances exceed the Maximum Rate.

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9.                  Probility represents and warrants to Holder as follows:

(a)               The execution and delivery by Probility of this Note (i) are within Probility’s power and authority, and (ii) have been duly authorized by all necessary action.

(b)               This Note is a legally binding obligation of Probility, enforceable against Probility in accordance with the terms hereof, except to the extent that (i) such enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights, and (ii) the availability of the remedy of specific performance or injunctive or other equitable relief is subject to the discretion of the court before which any proceeding therefore may be brought.

10.              If an Event of Default (as defined herein) occurs (unless all Events of Default have been cured or waived by Holder), Holder may, by written notice to Probility, declare the Principal and all other amounts payable on, this Note to be immediately due and payable (“Acceleration”). The following events and/or any other Events of Default defined elsewhere in this Note are “Events of Default” under this Note:

(a)               Probility shall fail to pay, when and as due, the Principal or Interest payable hereunder within ten (10) days from the due date of such payment; or

(b)               Probility shall have breached in any material respect any term, condition or covenant in this Note, and, with respect to breaches capable of being cured, such breach shall not have been cured within fifteen (15) days following the occurrence of such breach; or

(c)               Probility shall: (i) make an assignment for the benefit of creditors, file a petition in bankruptcy, petition or apply to any tribunal for the appointment of a custodian, receiver or a trustee for it or a substantial portion of its assets; (ii) commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation or statute of any jurisdiction, whether now or hereafter in effect; (iii) have filed against it any such petition or application in which an order for relief is entered or which remains undismissed for a period of ninety (90) days or more; (iv) indicate its consent to, approval of or acquiescence in any such petition, application, proceeding or order for relief or the appointment of a custodian, receiver or trustee for it or a substantial portion of its assets; or (v) suffer any such custodianship, receivership or trusteeship to continue undischarged for a period of ninety (90) days or more; or

(d)               the dissolution or liquidation of Probility; or

(e)               Probility shall take any action authorizing, or in furtherance of, any of the foregoing.

11.              In case any one or more Events of Default shall occur and be continuing, Holder may proceed to protect and enforce its rights by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or for an injunction against a violation of any of the terms hereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise. In case of a default in the payment of any Principal or Interest of or premium, if any, Probility will pay to Holder such further amount as shall be sufficient to cover the reasonable cost and expenses of collection, including, without limitation, reasonable attorneys’ fees, expenses and disbursements. No course of dealing and no delay on the part of Holder in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice Holder’s rights, powers or remedies. No right, power or remedy conferred by this Note upon Holder shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Holder shall also have such other rights as described herein.

12.              If from any circumstance any holder of this Note shall ever receive interest or any other charges constituting interest, or adjudicated as constituting interest, the amount, if any, which would exceed the Maximum Rate shall be applied to the reduction of the Principal amount owing on this Note, and not to the payment of interest; or if such excessive interest exceeds the unpaid balance of Principal hereof, the amount of such excessive interest that exceeds the unpaid balance of Principal hereof shall be refunded to Probility. In determining whether or not the interest paid or payable exceeds the Maximum Rate, to the extent permitted by applicable law (i) any non-Principal payment shall be characterized as an expense, fee or premium rather than as interest; and (ii) all interest at any time contracted for, charged, received or preserved in connection herewith shall be amortized, prorated, allocated and spread in equal parts during the period of the full stated term of this Note. The term “Maximum Rate” shall mean the maximum rate of interest allowed by applicable federal or state law.

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13.              Except as provided herein, Probility and any sureties, guarantors and endorsers of this Note jointly and severally waive demand, presentment, notice of nonpayment or dishonor, notice of intent to accelerate, notice of acceleration, diligence in collecting, grace, notice and protest, and consent to all extensions without notice for any period or periods of time and partial payments, before or after maturity, without prejudice to the holder. Holder shall similarly have the right to deal in anyway, at any time, with one or more of the foregoing parties without notice to any other party, and to grant any such party any extensions of time for payment of any of said indebtedness, or to grant any other indulgences or forbearance whatsoever, without notice to any other party and without in any way affecting the personal liability of any party hereunder. If any efforts are made to collect or enforce this Note or any installment due hereunder, the undersigned agrees to pay all collection costs and fees, including reasonable attorneys’ fees.

14.              This Note may be executed in several counterparts, each of which is an original. It shall not be necessary in making proof of this Note or any counterpart hereof to produce or account for any of the other counterparts. A copy of this Note signed by one party and faxed or scanned and emailed to another party (as a PDF or similar image file) shall be deemed to have been executed and delivered by the signing party as though an original. A photocopy or PDF of this Note shall be effective as an original for all purposes.

It is the intention of the parties hereto that the terms and provisions of this Note are to be construed in accordance with and governed by the laws of the State of Nevada. In the event any claim arising out of or relating to this Note is brought by any of the Cranbury Members, such claim shall only be brought in the federal or state courts sitting in Harris County, Texas. In the event any claim arising out of or relating to this Note is brought by the Company or Cranbury, such claim shall be brought only in the state courts sitting in the State of Vermont, or in the federal courts which have jurisdiction over the State of Vermont. Each of the Parties hereby: (a) irrevocably submits to the exclusive personal jurisdiction described above, over any claim arising out of or relating to this Note and irrevocably agrees that all such claims may be heard and determined in such court, as applicable; and (b) irrevocably waives, to the fullest extent permitted by applicable Law, any objection it may now or hereafter have to the laying of venue in any proceeding brought in a such applicable court.

15.              The term “Probility” as used herein in every instance shall include Probility’s successors, legal representatives and assigns, including all subsequent grantees, either voluntarily by act of Probility or involuntarily by operation of law and shall denote the singular and/or plural and the masculine and/or feminine and natural and/or artificial persons, whenever and wherever the contexts so requires or properly applies. The term “Holder” as used herein in every instance shall include Holder’s successors and assigns, as well as all subsequent assignees and endorsees of this Note, either voluntarily by act of the parties or involuntarily by operation of law. Captions and paragraph headings in this Note are for convenience only and shall not affect its interpretation.

16.              Anything else in this Note to the contrary notwithstanding, in any action arising out of this Agreement, the prevailing party shall be entitled to collect from the non-prevailing party all of its attorneys’ fees. For the purposes of this Note, the party who receives or is awarded a substantial portion of the damages or claims sought in any proceeding shall be deemed the “prevailing” party and attorneys’ fees shall mean the reasonable fees charged by an attorney or a law firm for legal services and the services of any legal assistants, and costs of litigation, including, but not limited to, fees and costs at trial and appellate levels.

17.              In the event any one or more of the provisions contained in this Note shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

18.              No modification, amendment, addition to, or termination of this Note, nor waiver of any of its provisions, shall be valid or enforceable unless in writing and signed by all the parties hereto.

19.              The Note constitutes the entire agreement of the parties regarding the matters contemplated herein, or related thereto, and supersedes all prior and contemporaneous agreements, and understandings of the parties in connection therewith.

20.              Wherever the context hereof shall so require, the singular shall include the plural, the masculine gender shall include the feminine gender and the neuter and vice versa. The headings, captions and arrangements used in this Note are for convenience only and shall not affect the interpretation of this Note.

[Remainder of page left intentionally blank. Signature page follows.]

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IN WITNESS WHEREOF, Probility has duly executed this Note on July _____, 2017.

“Probility”

Probility Media Corporation

By: /s/ Evan Levine
Name: Evan Levine
Title: Chief Executive Officer

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